Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Kindred Biosciences, Inc. (the “Company”) hereby certifies that, to his or her knowledge:
(i)    The quarterly report on Form 10-Q for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018	By: /s/ Richard Chin	By: /s/ Wendy Wee
	Name: Richard Chin, MD	Name: Wendy Wee
	Title: Chief Executive Officer	Title: Chief Financial Officer
	(Principal Executive Officer)	(Principal Financial and Accounting Officer)